As filed with the Securities and Exchange Commission on November 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Enerflex Ltd.

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	98-0457703 (I.R.S. Employer Identification No.)

Suite 904, 1331 Macleod Trail S.E.

Calgary, Alberta, Canada, T2G 0K3

(403) 387-6377

(Address, Including Zip Code, of Principal Executive Offices)

Enerflex Ltd. Amended and Restated 2013 Stock Option Plan

(Full title of plan)

Enerflex US Holdings Inc.

10815 Telge Road

Houston, Texas 77095

(281) 345-9300

(Name, address and telephone number, including area code of agent for service)

with copies to:

David Izett Enerflex Ltd. Suite 904, 1331 Macleod Trail S.E. Calgary, Alberta, Canada, T2G 0K3 (403) 387-6377	Brian Fenske Norton Rose Fulbright US LLP 1301 McKinney Street, Ste. 5100 Houston, Texas 77010 (713) 651-5151

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) (§ 230.428(b)(1)). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this Registration Statement:

(a)

The prospectus filed by the Company with the Commission on September 9, 2022 pursuant to Rule 424(b) under the Securities Act in connection with the Company’s Registration Statement on Form F-4 (Commission File No. 333-263714) initially filed with the Commission on March 18, 2022, as amended; and

(b)

The description of the common shares of the Company contained in the Company’s Registration Statement on Form 8-A (Commission File No. 001-41531), filed with the Commission on October 12, 2022, and any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing. Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document, which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under the Canada Business Corporations Act, R.S.C., 1985, c. C-44, as amended (“CBCA”), Enerflex may indemnify its directors and officers, its former directors and officers or another individual who acts or acted at Enerflex’s request as a director or officer, or an individual acting in a similar capacity, of another entity (which we refer to as an “indemnifiable person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the indemnifiable person in respect of any civil, criminal, administrative, investigative or other proceeding in which the indemnifiable person is involved because of that association with Enerflex or other entity, provided that:

(i) the indemnifiable person acted honestly and in good faith with a view to the best interests of Enerflex, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at Enerflex’s request; and

(ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the indemnifiable person had reasonable grounds for believing that the indemnifiable person’s conduct was lawful.

Enerflex may advance funds to an indemnifiable person for the costs, charges and expenses of a proceeding referred to above; provided, however, that the indemnifiable person will repay the funds if the individual does not fulfill the above-mentioned conditions.

An indemnifiable person is also entitled to indemnity from Enerflex in respect of all costs, charges and expenses reasonably incurred by the indemnifiable person in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the indemnifiable person is subject because of the indemnifiable person’s association with Enerflex or other entity, if the indemnifiable person:

(i) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the indemnifiable person ought to have done; and

(ii) fulfills the conditions first set out above.

In the case of a derivative action, indemnity may be made only with court approval, if the indemnifiable person fulfills the requirements first mentioned above.

In addition, Enerflex may, under the CBCA, purchase and maintain insurance for the benefit of an indemnifiable person.

Under Enerflex’s By-Laws No. 1, Enerflex shall indemnify a director or officer of Enerflex, a former director or officer of Enerflex or a person who acts or acted at Enerflex’s request as a director or officer, or an individual acting in a similar capacity, of another entity, to the extent permitted by the CBCA.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibit Index to this Registration Statement is incorporated herein by reference as the list of exhibits required as part of this Registration Statement.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, on November 3, 2022.

ENERFLEX LTD.

By:	/s/ Marc E. Rossiter
Name:	Marc E. Rossiter
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Marc E. Rossiter and Sanjay Bishnoi (with full power to each of them to act alone), as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and any and all other documents that may be required in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitutes therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated:

Name	Title	Date

/s/ Marc E. Rossiter	President, Chief Executive Officer and Director (Principal Executive Officer)	November 3 2022
Marc E. Rossiter

/s/ Sanjay Bishnoi	Senior Vice-President and Chief Financial Officer (Principal Financial Officer)	November 3, 2022
Sanjay Bishnoi

/s/ Fernando Assing	Director	November 3, 2022
Fernando Assing

/s/ Maureen Cormier Jackson	Director	November 3, 2022
Maureen Cormier Jackson

/s/ W. Byron Dunn	Director	November 3, 2022
W. Byron Dunn

/s/ James C. Gouin	Director	November 3, 2022
James C. Gouin

/s/ Mona Hale	Director	November 3, 2022
Mona Hale

/s/ H. Stanley Marshall	Director	November 3, 2022
H. Stanley Marshall

/s/ Kevin J. Reinhart	Director	November 3, 2022
Kevin J. Reinhart

/s/ Juan Carlos Villegas	Director	November 3, 2022
Juan Carlos Villegas

/s/ Michael A. Weill	Director	November 3, 2022
Michael A. Weill

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative in the United States of Enerflex Ltd., a Canadian corporation, in the City of Calgary, Province of Alberta, on November 3, 2022.

Authorized U.S. Representative
Enerflex US Holdings Inc.

By:	/s/ Marc E. Rossiter
	Name:	Marc E. Rossiter
	Title:	President

Exhibit Index

Exhibit	Description

4.1	Articles of Incorporation of Enerflex Ltd. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 18, 2022)

4.2	By-Law No. 1 of Enerflex Ltd. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 18, 2022)

4.3	By-Law No. 2 of Enerflex Ltd. (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 18, 2022)

4.4	Amended and Restated By-Law No. 3 of Enerflex Ltd. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 18, 2022)

4.5	Form of Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 18, 2022)

5.1*	Opinion of Norton Rose Fulbright Canada LLP with respect to the legality of the securities being registered

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2*	Consent of Norton Rose Fulbright Canada LLP (included as part of Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

99.1	Amended and Restated 2013 Stock Option Plan of Enerflex Ltd. (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 18, 2022).

107.1*	Calculation of Filing Fee Tables

*	Filed herewith.